XsunX to Deliver Several New Commercial Solar Systems

Company Now Qualifies to Offer up to $1 Million for Solar PV Project Financing and Secures an Additional 20kW New Commercial Solar System Project in Southern California

Aliso Viejo, CA – December 19, 2013 – XsunX, Inc. (OTCQB: XSNX), a renewable energy technology, systems, and services company, today announced the successful sale of an additional 20kW commercial solar system in Southern California. This comes on the heels of 50kW of solar systems projects announced earlier this week.

“We are pleased with the sales results we announced this week, but we are even more pleased with the response to our media marketing campaign that was launched last week targeting major Southern California communities from Ventura to San Diego,” stated XsunX CEO, Tom Djokovich.

Southern California represents one of the largest commercial PV system markets in the nation and a tremendous opportunity for the Company. Mr. Djokovich continued, “We are finding that business owners with large facilities and large electric bills are contacting us to see how XsunX can help them. We are just now starting to get our message out and the response has been very good. Our focus is on providing reliable services to these businesses.”

The Company has specifically targeted the commercial and industrial PV installations market for several reasons. While the sales cycle can be more complex and lengthy, the projects offer XsunX the ability to generate system sales approaching 1 megawatt or more and potentially millions of dollars in contract value. In addition, commercial PV systems offer clients the largest cash benefits, and return on investment.

To help secure sales, the Company can now offer system financing to its customers. “Our goal was to make buying a commercial PV system as easy for our clients as buying a car,” offered Mr. Djokovich. “We recently qualified to offer up to $1 million of project funding which completes our ability to offer the best project financial analysis, PV systems design and technologies, and zero down low interest financing.”

About XsunX

XsunX focuses on providing solar energy solutions that provide the greatest bottom-line financial benefits. The Company’s background and experience spans virtually all aspects of solar including technology assessment, design, and development. We have a deep passion for solar and have worked to pioneer new technologies and solar business solutions focused at making solar an affordable energy option. For more information, please visit the Company’s website at www.xsunx.com.

Safe Harbor Statement

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Company Contact:

Tom Djokovich, President and CEO

949-330-8060

info@xsunx.com

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